CONSULTING AGREEMENT

      This Consulting Agreement (this "Agreement"), is made and entered into as of this 1st day of July, 2004 (the "Effective Date") by and between Weight Loss Forever International, Inc., a Nevada corporation ("WLFI" or the "Company") and Wellness Ventures, LLC, a Florida limited liability company ("Wellness" or the "Consultant"). Each of WLFI and Wellness shall be referred to as a "Party" and collectively as the "Parties."

                                    RECITALS

      WHEREAS, WLFI is listed for trading on the Over the Counter Bulletin Board, its current liabilities far exceed its current assets, it is in need of financing, and the price of its common stock has been on a steady decline;

      WHEREAS, Wellness is a shareholder of WLFI, has experience and expertise in areas needed by WLFI, and desires to provide services to WLFI and to take certain steps in an attempt to help WLFI remedy its financial situation and increase awareness of its common stock, with the ultimate goal of increasing the value of Wellness' holdings;

      WHEREAS, WLFI wishes to engage the consulting services of Wellness; and

      WHEREAS, Wellness wishes to provide WLFI with consulting services on the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto hereby agree as follows:

1.    CONSULTING SERVICES

      The Company hereby authorizes, appoints and engages Wellness to provide management and consulting services to WLFI in the areas of franchisee, customer, and vendor management, as well as the identification and due diligence review of new acquisition opportunities, to identify sources of financing for the Company, and to increase the public's awareness of the Company's common stock.

2.    TERM OF AGREEMENT

      This Agreement shall be in full force and effect as of the date hereof and extend for a period of twelve (12) months therefrom. The Company shall have the right to terminate this Agreement at any time in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the Consultant. Consultant shall have the right to terminate this Agreement at any time if the Company fails to comply with the terms of this Agreement, including without limitation its responsibilities for compensation as set forth in this Agreement. Other than as described herein, this Agreement can only be terminated in a writing signed by both parties.


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

3.    COMPENSATION TO CONSULTANT

      The Consultant's compensation for the Consulting Services shall be the sum of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), all of which shall be deemed by the Parties to be earned in full upon execution of this Agreement. The compensation shall be payable to the Consultant on the following terms:

      a. In the event the Company is successful in obtaining equity or debt financing from any source during the term of this Agreement, then the Company agrees to pay the first $250,000 from said financing (unless amounts are first due to individuals or parties introducing the financing sources) to the Consultant. After the initial payment, the Company agrees to pay one-half (1/2) of the proceeds of all financing transactions to the Consultant until the obligations under this Agreement are paid in full. The Company may otherwise prepay any amounts due and owing under this Agreement at any time;

      b. The Company may, at any time or from time to time, satisfy its obligations to Consultant under the terms of this Agreement in common stock of the Company at a price of $0.08 per share;

      c. The Consultant may, at any time or from time to time, convert the unpaid amounts due under this Agreement into common stock of the Company at a price equal to fifty percent (50%) of the closing bid price on the date of conversion. Consultant shall deliver a notice of conversion no later than 5pm, EST, on the date it intends to effect a conversion in accordance with the terms hereof;

      d. Interest shall begin to accrue on any unpaid amounts due to Consultant under this Agreement on the date which is one (1) year from the date hereof at the rate of ten percent (10%) per annum;

      e. Any unpaid amounts due to Consultant under this Agreement, including accrued but unpaid interest, shall all be due and payable on the date which is two (2) years from the date hereof.

4.    REPRESENTATIONS AND WARRANTIES OF CONSULTANT

      Consultant represents and warrants to and agrees with the Company that:

      a. This Agreement has been duly authorized, executed and delivered by Consultant. This Agreement constitutes the valid, legal and binding obligation of Consultant, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally; and


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

      b. The consummation of the transactions contemplated hereby will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or other instrument to which Consultant is a party, or violate any order, applicable to Consultant, of any court or federal or state regulatory body or administrative agency having jurisdiction over Consultant or over any of its property, and will not conflict with or violate the terms of Consultant's current employment.

      c. The Consultant acknowledges that it shall be responsible for any costs or expenses incurred in rendering services pursuant to this Agreement, including but not limited to the hiring of subcontractors and any and all expenses incurred as a result of any agreements between Consultant and South Beach Securities Inc. and/or William Friedman, but not including obligations arising from agreements directly between the Company and said consultants.

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents, warrants, covenants to and agrees with Consultants that:

      a. This Agreement has been duly authorized, and executed by the Company and is a binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally.

6.    INDEPENDENT CONTRACTOR

      Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of the Company. Neither party hereto shall have any authority to bind the other in any respect vis a vis any third party, it being intended that each shall remain an independent contractor and responsible only for its own actions.

7.    NOTICES

      Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be deemed given upon delivery, and may only be delivered or sent via hand delivery, facsimile, or by overnight courier, correctly addressed to the addresses of the parties indicated below or at such other address as such party shall in writing have advised the other party.

If to The Company:                  Weight Loss Forever International, Inc.
                                    120 International Parkway, Suite 120
                                    Heathrow, FL  32746
                                    Facsimile (___) ___________________

If to Consultant:                   Wellness Ventures, LLC

                                    Facsimile (___) ___________________

8.    ASSIGNMENT

      This contract shall inure to the benefit of the parties hereto, their heirs, administrators and successors in interest. This Agreement shall not be assignable by the Company without the prior written consent of Consultant, but the consideration due to Consultant may be assigned by Consultant without further approval by the Company. In the event of such an assignment, the Consultant agrees to provide notice to the Company within five (5) business days.

9.    CHOICE OF LAW AND VENUE

      This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Florida including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any action brought by any party hereto shall be brought within the County of Orange, State of Florida.

10.   ENTIRE AGREEMENT

      Except as provided herein, this Agreement, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

11.   SEVERABILITY

      If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision, or unenforceable portion of such provision, shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

12.   CAPTIONS

      The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Agreement or the relationship of the parties, and shall not affect this Agreement or the construction of any provisions herein.


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

13.   COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

14.   MODIFICATION

      No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

15.   ATTORNEYS FEES

      Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

"Company"                                    "Consultant"

Weight Loss Forever International, Inc.,     Wellness Ventures, LLC,
a Nevada corporation                         a Florida limited liability company


/s/ John Martin                              /s/ Christopher M. Swartz
----------------------------------------     -----------------------------------
By:  John Martin                             By:  Christopher M. Swartz
Its: President                               Its: Managing Member


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